As filed with the Securities and Exchange Commission on September 14, 1998
                                                Registration No.: 333-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                         PINNACLE BANKSHARES CORPORATION
             (Exact name of registrant as specified in its charter)

        Virginia                                         54-1832714
(State of Incorporation                        (IRS Employer Identification No.)
    or Organization)

                      622 Broad Street
                     Altavista, Virginia                         24517
          (Address of Principal Executive Offices)             (Zip Code)

            PINNACLE BANKSHARES CORPORATION 1997 INCENTIVE STOCK PLAN
                             (Full name of the Plan)
                                   -----------
                                                               Copy to:
            Robert H. Gilliam, Jr.                      Fred W. Palmore, III
     President and Chief Executive Officer            Mays & Valentine, L.L.P.
        Pinnacle Bankshares Corporation                  1111 East Main St.,
               622 Broad Street                          NationsBank Center
           Altavista, Virginia 24517                  Richmond, Virginia 23219
          Telephone: (804) 369-3000                   Telephone: (804) 697-1396
      -----------------------------------             -------------------------
(Name and Address of Agent for Service Process)

    Approximate date of proposed commencement of sales pursuant to the Plans:
               Upon effectiveness of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
                                                           Proposed              Proposed
                                                            Maximum               Maximum
      Title of Securities          Amount to be         Offering Price           Aggregate                  Amount of
       to be Registered             Registered           Per Share(1)        Offering Price(1)          Registration Fee
------------------------------------------------------------------------------------------------------------------------
         Common Stock
        $3.00 par value               25,000                $32.00               $800,000                    $236.00

        (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of $32.00 per share. The proposed maximum offering price per share of $32.00 was calculated based on the average of the bid and asked prices of the shares of the Registrant as reported on the over-the-counter market on September 10, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

        Pinnacle Bankshares Corporation (the "Company") will furnish shareholders with annual reports containing audited financial statements. Quarterly reports containing unaudited financial statements are available upon written request. Copies of the annual reports, and any other communications sent to the Company's shareholders generally, also will be furnished to all employees eligible to participate in the Plans.

        The Company hereby incorporates herein by reference the following documents filed by the Company with the Commission:

         (a) Annual Report on Form 10-KSB for the year ended December 31, 1997, filed pursuant to Section 13 of the 1934 Act;

         (b) Quarterly Reports on Form 10-QSB for the Quarters ended March 31, 1998 and June 30, 1998 filed pursuant to Section 13 of the 1934 Act; and

        (c) The description of the Company's Common Stock contained in the "Description of Holding Company Capital Stock" in the Company's Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4, Registration No. 333-20399, with the Securities and Exchange Commission on January 24, 1997, as amended on January 30, 1997 (Pre-Effective Amendment No.
1), is hereby incorporated by reference.

        All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all the Company's Common Stock offered hereby has been sold or which deregisters such Company Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

        Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        The Virginia Stock Corporation Act (the "Virginia Act") permits a corporation with shareholder approval to indemnify its officers and directors against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation as long as they have not engaged in willful misconduct or a knowing violation of a criminal law. The Registrant' Articles of Incorporation require the Registrant to indemnify its directors, and permit it to indemnify officers, in all such proceedings if they have not violated this standard of conduct.

        The Virginia Act places a limit on the liability of a director or officer in derivative and shareholder proceedings equal to the lesser of: (i) the amount specified in the corporation's articles of incorporation or shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the officer or director. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of the Company's Articles of Incorporation, together with the Virginia Act, is accordingly to limit liability of directors and officers for money damages to one dollar in shareholder and derivative proceedings, as long as the required standard of conduct is met.

Item 7.  Exemption from Registration Claimed.

        Not Applicable.

Item 8.  Exhibits.

        An index of Exhibits appears at page II-6 hereof.

Item 9.  Undertakings.

        (1)      The undersigned hereby undertakes:

        a. To file, during any period in which it offers or sells securities, a post-effective amendment to the registration statement:

                         (i) to include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or events
                 which, individually or together, represent a fundamental change in the information in the registration statement; and

                         (iii) to include any additional or changed information
                 on the plan of distribution.

                         Provided, however, that paragraphs (a) (i) and (a) (ii)
                 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

        b. That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

        c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Altavista, Commonwealth of Virginia, on the 8th day of September, 1998.

                                      PINNACLE BANKSHARES CORPORATION
                                      Altavista, Virginia



                                      By:      /s/ Robert H. Gilliam, Jr.
                                               --------------------------
                                               Robert H. Gilliam, Jr.
                                               President and
                                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                   NAME                                         TITLE                                   DATE
                   ----                                         -----                                   ----
                                                    President and Chief Executive Officer
   /s/ Robert H. Gilliam, Jr.                       (Principal Executive Officer) and Director    September 8, 1998
   ----------------------------------------
   Robert H. Gilliam, Jr.

                                                    Secretary, Treasurer and Chief Financial
                                                    Officer (Principal Financial
   /s/ Dawn P. Crusinberry                          and Accounting Officer)                       September 8, 1998
   ----------------------------------------
   Dawn P. Crusinberry


   /s/ Alvah P. Bohannon, III                       Director                                      September 8, 1998
   ----------------------------------------
   Alvah P. Bohannon, III


   /s/ Robert L. Finch                              Director                                      September 8, 1998
   ----------------------------------------
   Robert L. Finch


   /s/ James P. Kent, Jr.                           Director                                      September 8, 1998
   ----------------------------------------
   James P. Kent, Jr.


   /s/ Kenneth S. Tyler, Jr.                        Director                                      September 8, 1998
   ----------------------------------------
   Kenneth S. Tyler, Jr.


   /s/ James E. Burton, IV                          Director                                      September 8, 1998
   ----------------------------------------
   James E. Burton, IV


                                      II-4

                                                    Director                                     September __, 1998
   ----------------------------------------
   John P. Erb


   /s/ R. B. Hancock, Jr.                           Director                                      September 8, 1998
   ----------------------------------------
   R. B. Hancock, Jr.


   /s/ Percy O. Moore                               Director                                      September 8, 1998
   ----------------------------------------
   Percy O. Moore


   /s/ Herman P. Rogers, Jr.                        Director                                      September 8, 1998
   ----------------------------------------
   Herman P. Rogers, Jr.


   /s/ Carroll E. Shelton                           Director                                      September 8, 1998
   ----------------------------------------
   Carroll E. Shelton


   /s/ John L. Waller                               Director                                      September 8, 1998
   ----------------------------------------
   John L. Waller


   /s/ A. Willard Arthur                            Director                                      September 8, 1998
   ----------------------------------------
   A. Willard Arthur

                                  EXHIBIT INDEX



Exhibit Description                            Exhibit Number
-------------------                            --------------

Articles of Incorporation                      4.1 [Incorporated by reference
                                               from the Registration Statement
                                               on Form S-4, No. 333-20399, dated
                                               January 24, 1997 (Exhibit 3(i)),
                                               amended January 30, 1997 (Exhibit
                                               3(i))]

Bylaws 4.2 [Incorporated by reference from the Registration Statement on Form S-4, No. 333-20399, dated January 24, 1997 (Exhibit 3(ii))]

Pinnacle Bankshares Corporation                4.3
1997 Incentive Stock Plan, filed herewith

Opinion of Mays & Valentine, L.L.P., with      5
respect to the validity of the
Common Stock, filed herewith.

Consent of KPMG Peat Marwick LLP,              23.1
Independent Public Accountants dated
September 14, filed herewith.

Consent of Mays & Valentine, L.L.P.,           23.2
contained in their opinion filed as
Exhibit 5 hereto.